BY-LAWS OF TRICO BANCSHARES

Amended and Restated as of
May 18, 2023

A/73671457.2

TABLE OF CONTENTS

ARTICLE I – Offices    Page

Section 1.    Principal Office    1
Section 2.    Other Offices    1

ARTICLE II – Meeting of Shareholders

Section 3.    Place of Meetings    1
Section 4.    Annual Meetings    1
Section 5.    Special Meetings    2
Section 6.    Notice of Shareholders’ Meetings    2
Section 7.    Quorum    3
Section 8.    Adjourned Meeting    3
Section 9.    Waiver or Consent by Shareholders    3
Section 10.    Action Without Meeting    3
Section 11.    Voting Rights; Cumulative Voting    4
Section 12.    Proxies    5
Section 13.    Inspectors of Election    5
Section 14.    Shareholder Proposals    5
Section 15.    Conduct of Shareholder Meetings    6

ARTICLE III – Directors, Management

Section 16.    Powers    7
Section 17.    Number and Qualification of Directors    7
Section 17A.    Directors Emeritus    7
Section 18.    Shareholder Nominations    8
Section 19.    Election and Term of Office    10
Section 20.    Removal of Directors    10
Section 21.    Vacancies    10
Section 22.    Place of Meetings     11
Section 23.    Organizational Meetings    11
Section 24.    Other Regular Meetings    11
Section 25.    Special Meetings    11
Section 26.    Quorum    11
Section 27.    Contents of Notice and Waiver of Notice    11
Section 28.    Adjournment    12
Section 29.    Notice of Adjournment    12
Section 30.    Telephone Participation    12
Section 31.    Action Without Meeting    12
Section 32.    Fees and Compensation    12

ARTICLE IV – OFFICERS

Section 33.    Officers    12
Section 34.    Election    12
Section 35.    Subordinate Officers    12
Section 36.    Removal and Resignation    13
Section 37.    Vacancies    13
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Section 38.    Chairman of the Board    13
Section 39.    President    13
Section 40.    Vice Presidents    13
Section 41.    Secretary    13
Section 42.    Treasurer    14

ARTICLE V – General Corporate Matters

Section 43.    Record Date and Closing of Stockbooks    14
Section 44.    Corporate Records and Inspection by
Shareholders and Directors    15
Section 45.    Checks, Drafts, Evidences of Indebtedness    15
Section 46.    Corporate Contracts and Instruments; How Executed    15
Section 46A.    Representation of Shares of Other Corporation    15
Section 47.    Stock Certificates    15
Section 48.    Lost Certificates    16
Section 49.    Reports to Shareholders    16
Section 50.    Indemnity of Officers, Directors, etc..    16
ARTICLE VI - Amendments

Section 51.    Amendments by Shareholders    19
Section 52.    Amendments by Directors    19
ARTICLE VII - Committees of the Board

Section 53.    Committees of the Board of Directors    20
Section 54.    Loans or Guaranties to Officers    20
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BY-LAWS
OF
TRICO BANCSHARES
(A California Corporation)

ARTICLE I
Offices
Section 1.Principal Office. The principal executive office in the State of California for the transaction of the business of the Corporation (called the principal office) is fixed and located at:
63 Constitution Drive
Chico, California
The Board of Directors shall have the authority from time to time to change the principal office from one location to another within the State by amending this Section 1.
Section 2.Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.
ARTICLE II
Meetings of Shareholders
Section 3.Place of Meetings. Meetings of the shareholders shall be held at any place within or outside the State of California that may be designated either by the Board of Directors in accordance with these By-laws, or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation. If no such designation is made, the meetings shall be held at the principal office of the Corporation designated in Section 1 of these By-laws.
    At the sole discretion of the Board of Directors, and subject to applicable provisions under the California Corporations Code (the “Corporations Code”) and any guidelines and procedures that the Board of Directors may adopt, a meeting of shareholders may be conducted in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.
Section 4.Annual Meetings. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors or a duly authorized committee thereof. The annual meeting shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule, or cancel any previously scheduled annual meeting of shareholders for any reason.
Section 5.Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, Chairman of the Board, the President, or by holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, by courier or sent by registered United States mail to the Chairman of the Board, the President or the Secretary of the Corporation. Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.
Section 6.Notice of Shareholders’ Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 601(f) of the Corporations Code, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
Notice of a shareholders’ meeting shall be given either personally or by first-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the Corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.
Notwithstanding the foregoing, whenever the Corporation has outstanding shares held of record by 500 or more persons, notice may be given by third class mail as provided in Sections 601(a) and 601(b) of the Corporations Code.
If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders.
Section 7.Quorum. The presence at any meeting, in person or by proxy, of the persons entitled to vote a majority of the voting shares of the Corporation shall constitute a quorum for the transaction of business. Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by persons voting more than 25 percent of the voting shares.
Section 8.Adjourned Meeting. Any annual or special shareholders’ meeting may be adjourned from time to time, even though a quorum if not present, by vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 7.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 9.Waiver or Consent by Shareholders. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Section 601(f) of the Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the Corporations Code.
Section 10.Action Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that unanimous written consent shall be required for election of directors to non-vacant positions.
Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the Corporations Code.
Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.
Section 11.Voting Rights; Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 43 for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
Except as provided in the next following sentence and except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each such shareholder complying with the following paragraph may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.
No shareholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, such fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.
In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.
Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.
Section 12.Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder confirming the proxy or his attorney-in-fact. Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the board of directors. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the Corporations Code. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person, by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.
Section 13.Inspectors of Election. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to reflect those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspections of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.
    The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
Section 14.Shareholder Proposals. At any meeting of shareholders, business will only be conducted if it is brought before the meeting (1) by or at the direction of the Board of Directors or an authorized committee of the Board of Directors, (2) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), or (3) by a shareholder of record entitled to vote at such meeting who complies with the requirements set forth in this Section.
    For business (other than director nominations, which are governed by Section 18 of these By-laws) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s proposal by personal delivery, courier or United States mail to the secretary of the Corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.
    For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must describe the nature of the business to be considered. A shareholder or shareholders making a written request for a special meeting pursuant to Section 5 of these By-laws shall provide the information required for notice of a shareholder proposal under this Section simultaneously with the written request for the meeting submitted to the Corporation.
    A proposing shareholder’s notice of a proposal shall include (a) as to each proposing shareholder, the name and address of the proposing shareholder and the classes and number of shares of capital stock of the Corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the proposing shareholder and if different, the name an address of the proposing shareholder, as they appear in the Corporation’s books; (b) a description of the business and the reasons for conducting such business at the meeting; and (c) as to each proposing shareholder, the material interests of the proposing shareholder in such business.
    Notwithstanding the foregoing provisions, unless brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, as required by law, or as otherwise determined by the Board of Directors, if the proposing shareholder or a qualified representative of the proposing shareholder does not appear at the meeting of shareholders to present its proposal (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication), the proposal shall be disregarded, and no vote on such shareholder proposal shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
    The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

Section 15.Conduct of Shareholder Meetings. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it deems appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the Chair of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or the Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or representatives, or such other persons as the Chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the Chair of the meeting, the Chair of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure.
ARTICLE III
Directors; Management
Section 16.Powers. Subject to any provisions of the Articles of Incorporation, of the By-laws and of law limiting the powers of the Board of Directors or reserving powers to the shareholders, the Board of Directors shall, directly or by delegation, manage the business and affairs of the Corporation and exercise all corporate powers permitted by law.
Section 17.Number and Qualification of Directors. The authorized number of directors shall be not less than eight (8) nor more than fifteen (15) unless and until changed by an amendment to this Section 17 adopted by the shareholders pursuant to Section 51 of these By-laws, with the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office.
Directors need not be shareholders of the Corporation; however, no person may serve as a director of this corporation who is seventy-five (75) years of age or older at the time of election.
Nomination for election of members to the Board of Directors may be made by the Board of Directors or an authorized committee of the Board of Directors or, subject to Section 18 of these By-law, by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

Section 17A.    Directors Emeritus. Any Director who has retired from the Board of Directors due to such person attaining the age of 75, and therefore not being eligible to stand for reelection, or because such person determined at an earlier age not to stand for reelection, may be appointed Director Emeritus by a resolution approved by a majority of the Board of Directors of the Corporation. Director Emeritus shall be merely an honorary position. A Director Emeritus may attend meetings of the Board of Directors but shall not be an active Director with any rights, responsibilities, or powers of a Director.
Section 18.Shareholder Nominations.
At any meeting of shareholders at which directors are to be elected, a proposed nominee (other than a nominee nominated by the Board of Directors or by a person or committee authorized by the Board of Directors) shall only be eligible for election to the Board of Directors if nominated by a shareholder of record entitled to vote at such meeting who complies with the requirements and procedures set forth in this Section.
For a director nomination(s) to be properly brought before any meeting of shareholders at which one or more directors are to be elected, the shareholder or shareholders of record intending to nominate a candidate or candidates (the “nominating shareholder”) must have given written notice of the nominating shareholder’s nomination(s) either by personal delivery or by United States mail to the secretary of the Corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above. A shareholder or shareholders making a written request for a special meeting pursuant to Section 5 of these By-laws shall provide the information required for notice of any director nomination(s) under this Section simultaneously with the written request for the meeting submitted to the Corporation.
A nominating shareholder’s notice of a director nomination shall include:
(a)    The name and address of the nominating shareholder and the classes and number of shares of capital stock of the Corporation held and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the nominating shareholder; and (ii) if different, the name and address of the proposing shareholder, as they appear in the Corporation’s books; and
(b)    (i) the full name, age and date of birth of each candidate; (ii) the business and residence address and telephone numbers of each candidate; (iii) the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five (5) years; (iv) the class and number of shares of the Corporation beneficially owned by the candidate; and (v) a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors.
If a nominating shareholder will solicit proxies for a nominee or nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s notice must additionally provide: (i) all other information required by Rule 14a-19; (ii) a written representation and undertaking that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; (iii) a written representation and undertaking that such shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission (the “SEC”), including through any SEC staff interpretations related thereto); and (iv) each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy card. In addition, such nominating shareholder shall provide the Corporation a written certification within ten (10) days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating shareholder has complied with the representations and undertakings made pursuant to the foregoing subsections (ii) and (iii).
In addition to the foregoing, upon the Corporation’s request, any nominee proposed by a shareholder must promptly (but in any event within ten (10) days of the Corporation’s request) complete and return a director questionnaire to be provided by the Corporation.
A nominating shareholder shall promptly provide notice to the Corporation of any changes to any of the information submitted to the Corporation pursuant to this Section.
The name of each such candidate for director must be placed in nomination at the annual meeting by the nominating shareholder or a qualified representative of the nominating shareholder present in person and the nominating shareholder’s candidate(s) must be present in person at the meeting for the election of directors, provided that a nominating shareholder, qualified representative or candidate may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication.
No person nominated by a shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. Further, if a nominating shareholder provides notice under these By-laws or pursuant to Rule 14a-19 and subsequently fails to comply with the procedures set forth in these By-laws or the applicable requirements of Rule 14a-19, then the Corporation shall disregard any proxies solicited or votes cast for such shareholder’s nominee(s). The Board of Directors (and any other person or committee authorized by the Board of Directors) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in these By-laws and, if any proposed nomination was not made in compliance with these By-laws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the Board of Directors. Any determination adopted in good faith by the Board of Directors (or any other person or committee authorized by the Board of Directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).
Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the Board of Directors, if (1) the nominating shareholder or a qualified representative of the nominating shareholder does not appear at the meeting of shareholders (including virtually in the case of a meeting conducted solely by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present its nomination(s) or (2) the election of a nominating shareholder’s nominee would cause the Corporation to be in violation of the Articles of Incorporation, these By-laws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such shareholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act.
This Section or a summary of this Section shall be set forth in either the notice or related proxy statement concerning any shareholders’ meeting at which the election of directors is to be considered.
Section 19.Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, subject to Section 20, begin immediately after their election and shall continue until their respective successors are elected and qualified.
Section 20.Removal of Directors. A director may be removed from office by the Board of Directors if he is declared of unsound mind by the order of court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire Board of Directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. A director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation, in the manner provided by law.
No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.
Section 21.Vacancies. Vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the shareholders fail to elect the full authorized number of directors.
Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors although less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his successor is elected at an annual or special shareholders’ meeting.
The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.
Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 22.Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within or outside the State of California that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the Corporation’s principal office.
Section 23.Organizational Meetings. Immediately following each annual shareholders’ meeting, the Board of Directors shall hold an organizational meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.
Section 24.Other Regular Meetings. The Board of Directors shall, by resolution adopted by a majority of the authorized number of directors, fix the date and time for other regular meetings of the Board of Directors. Notice of these regular meetings shall not be required.
Section 25.Special Meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, or the President, or any Vice President, or the Secretary, or any two directors.
Special meetings of the Board shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone or telegraph. If notice is by telephone, it shall be complete when the person calling the meeting believes in good faith that the notified person has heard and acknowledged the notice. If the notice is by mail or telegraph, it shall be complete when deposited in the United States mail or delivered to the telegraph office at the place where the Corporation’s principal office is located, charges prepaid and addressed to the notified person at such person’s address appearing on the corporate records or, if it is not on these records or is not readily ascertainable, at the place where the regular Board meeting is held.
Section 26.Quorum. A majority of the authorized number of directors, but in no event less than two (unless the authorized number of directors is one), shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 28. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.
Section 27.Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 28.Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.
Section 29.Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than 24 hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.
Section 30.Telephone Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.
Section 31.Action without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board. Such action by written consent shall have the same effect as an unanimous vote of directors.
Section 32.Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board.
ARTICLE IV
Officers
Section 33.Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers who may be appointed under Section 35 of these By-laws. Any two or more offices may be held by the same person.
Section 34.Election. The officers of the Corporation, except those appointed under Section 35 of these By-laws, shall be chosen annually by the Board of Directors, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.
Section 35.Subordinate Officers. The Board of Directors may appoint, and may authorize the President to appoint, any other officers that the business of the Corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the By-laws or by the Board of Directors.
Section 36.Removal and Resignation. Any officer may be removed with or without cause either by the Board of Directors at any regular or special directors meeting or, except for an officer chosen by the Board, by any officer on whom the power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. An officer’s resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.
Section 37.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to the office.

Section 38.Chairman of the Board. The Board of Directors may in its discretion elect a Chairman of the Board, who shall preside at all meetings of the directors and shareholders at which he is present and shall exercise and perform any other powers and duties assigned to him by the Board or prescribed by the By-laws.
Section 39.President. Subject to any supervisory powers that may be given by the Board of Directors or the By-laws to the Chairman of the Board, the President shall be the Corporation’s chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control over the Corporation’s business and officers. The President shall preside as chairman at all meetings of the shareholders and directors not presided over by the Chairman of the Board. He shall be ex officio a member of all the standing committees, shall have the general powers and duties of management usually vested in a corporation’s president; shall have any other powers and duties that are prescribed by the Board of Directors or the By-Laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.
Section 40.Vice Presidents. If the President is absent or is unable or refuses to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other powers and perform any other duties that are prescribed for him by the Board of Directors or the By-laws.
Section 41.Secretary. The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors’ and shareholders’ meeting. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at shareholders’ meeting; and the proceedings of the meetings. A similar minute book shall be kept for any committees, if required by the Board.
The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the shareholders’ names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all directors’ and shareholders’ meetings required to be given under these By-laws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these By-laws.
Section 42.Treasurer. Treasurer shall be the Corporation’s chief financial officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with the depositories designated by the Board of Directors. The Treasurer shall disburse the Corporation’s funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his transactions as Treasurer and of the Corporation’s financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or By-laws.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his office and for restoration to the Corporation of all its books, papers, vouchers, money, and other property of every kind in his possession or under his control on his death, resignation, retirement, or removal from office.
ARTICLE V
General Corporate Matters
Section 43.Record Date and Closing of Stockbooks. The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders’ meeting; to receive any dividend, distribution, or allotment of rights; or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than 60 days prior to any other action. If a record date is fixed for a particular meeting or event, only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days.
Section 44.Corporate Records and Inspection by Shareholders and Directors. Books and records of account and minutes of the proceedings of the shareholders, Board, and committees of the Board shall be kept available for inspection at the principal office. A record of the shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, shall be kept available for inspection at the principal office or at the office of the Corporation’s transfer agent or registrar.
A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (2) obtain from the transfer agent for the Corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interests as a shareholder or holder of a voting trust certificate. Inspection and copying may be made in person or by agent or attorney.
Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

Section 45.Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the Corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.
Section 46.Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the By-Laws, officers, agents, or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the Corporation’s name and on its behalf. This authority may be general or confined to specific instances.
Section 46A.    Representation of Shares of Other Corporation. The Chairman of the Board, the President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
Section 47.Stock Certificates. One or more certificates for shares of the Corporation’s capital stock shall be issued to each shareholder for any of his shares that are fully paid up. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chairman of the Board, President, or a Vice President and the Secretary, Treasurer, or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures.
Section 48.Lost Certificates. No new share certificate that replaces an old one shall be issued unless the old one is surrendered and canceled at the same time; provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the Board of Directors may authorize issuance of a new certificate replacing the old one on any terms and conditions, including a reasonable arrangement for indemnification of the Corporation, that the Board may specify.
Section 49.Reports to Shareholders. The requirement for the annual report to shareholders referred to in Section 1501(a) of the Corporations Code is hereby expressly waived so long as there are less than 100 holders of record of the Corporation’s shares. The Board of Directors shall cause to be sent to the shareholders such annual or other periodic reports as they consider appropriate or as otherwise required by law. In the event the Corporation has 100 or more holders of its shares, an annual report complying with Section 1501(a) and, when applicable, Section 1501(b) of the Corporations Code shall be sent to the shareholders not later than 120 days after the close of the fiscal year and at least fifteen (15) days prior to the annual meeting of shareholders to be held during the next fiscal year.
If no annual report for the last fiscal year has been sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements referred to in Section 1501(a) for such year.
A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of a corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the Corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in Section 1501(a) of the Corporations Code for the last fiscal year. The statement shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the Corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The income statements and balance sheets referred to shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.
Section 50.Indemnity of Officers, Directors, Officers, Employees, and Other Agents.
(1)Agents, Proceedings, and Expenses. For the purposes of this Section 50, “agent” means any person who is or was a director, officer, employee or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or was serving at the request of such predecessor corporation as a director, officer, employee or agent of another enterprise; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under paragraph (c) or the last sentence of paragraph (d) of this Section 50.
(2)Right to Indemnification. The corporation shall indemnify each of its directors and officers of vice president level or above and each director or officer of vice president level or above of Tri Counties Bank (the “Bank”), a wholly-owned subsidiary of the Corporation, who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any such proceeding arising by reason of the fact any such person is or was an agent of the Corporation (hereinafter an “indemnitee”); provided, however, that except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided however, that an advancement of expenses incurred by an indemnitee in his or her capacity as an agent of the Corporation (and not in any capacity in which service was or is rendered by such indemnitee to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to further right to be indemnified for such expenses under this paragraph (b) or otherwise (hereinafter an “undertaking”). Notwithstanding the foregoing, no indemnification shall be made to any indemnitee who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation or the Bank to procure a judgment in its favor for any of the following:
(a)In respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation (or the Bank, as the case may be) in the performance of that person’s duty to the Corporation (or the Bank) and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;
(b)Of amounts paid in settling or otherwise disposing of a pending action without court approval; or
(c)Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
(3)Right of Indemnitee to Bring Suit. Except as may otherwise be provided by an agreement between the Corporation and an indemnitee: If a claim under paragraph (b) of this Section 50 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of procuring or defending such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this paragraph or otherwise shall be on the Corporation.
(4)Indemnification of Other Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any other agent of the Corporation generally or as to any specific legal action and/or instance, by a duly adopted resolution of the Board of Directors, agreement or otherwise, up to the fullest extent of the provisions of this Section 50 with respect to the indemnification and advancement of expenses for directors and certain officers of the Corporation. Notwithstanding the foregoing, to the extent that an agent of the Corporation has been successful on the merits in the defense of any proceeding arising by reason of the fact such person is or was an agent of the Corporation, or in the defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.
(5)Other Contractual Rights. The indemnification provided by this Section 50 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other bylaw provision, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. The corporation is expressly permitted to enter into agreements with its agents providing for indemnification beyond the indemnification rights granted in this Section 50 to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Nothing contained in this Section 50 shall affect any right to indemnification to which persons other than directors and officers of vice president level or above of the Corporation or the Bank may be entitled by contract or otherwise.
(6)Limitations. No indemnification or advance shall be made under this Section 50, except as provided in the last sentence of paragraph (d) above or by a court in which any proceeding is or was pending upon application made by the Corporation or the indemnitee or the attorney or other person rendering services in connection with such defense, in any circumstance which exceeds the limits set forth in Section 204 of the Corporations Code or where it appears:
(a)That it would be inconsistent with a provision of the Articles of Incorporation or By-laws of the Corporation, a resolution of the shareholders of the Corporation or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
(b)That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated to indemnify an indemnitee for any expenses and/or the payment of profits arising from the purchase and sale by indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute.
(7)Insurance. Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provision of this Section 50.
(8)Fiduciaries of Corporate Employee Benefit Plan. This Section 50 does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation as defined in paragraph (a) of this Section 50. The Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 207(f) of the Corporations Code.
(9)Amendment to Provisions of Section 50. No amendment of any provision of this Section 50 shall reduce the rights to indemnification of any director or officer of vice president level or above of the Corporation or the Bank from the rights to indemnification which were set forth in this Section 50 at the time of the accrual of the alleged cause of action asserted in any proceeding for which such director or officer is seeking indemnification or an advance of expenses.
ARTICLE VI
Amendments
Section 51.Amendments by Shareholders. By-laws may be adopted, amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment to Section 17 reducing the number of directors on a fixed-number Board or the minimum number of directors on a variable-number Board to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.
Section 52.Amendment by Directors. Subject to the right of shareholders under the preceding Section 51, by-laws may be adopted, amended, or repealed by the Board of Directors,

except that only the shareholders can adopt a by-law or amendment thereto which specifies or changes the number of directors on a fixed-number board, or the minimum or maximum number of directors on a variable-number Board, or which changes from a fixed-number Board to a variable-number Board or vice versa.
ARTICLE VII
Committees of the Board of Directors
Section 53.Committees of the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board and with such authority and organization as the Board may from time to time determine. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board shall have all the authority of the Board, except with respect to:
(1)The approval of any action for which shareholder approval is also required.
(2)The filling of vacancies on the Board or in any committee.
(3)The fixing of compensation of the directors for serving on the Board or on any committee.
(4)The amendment or repeal of by-laws or the adoption of new by-laws.
(5)The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.
(6)A distribution to the shareholders of the Corporation as defined in Section 166 of the Corporations Code, except at rate or in a periodic amount or within a price range determined by the Board.
(7)The appointment of other committees of the Board or the members thereof.
The Board of Directors shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Except as otherwise established by the Board of Directors, Article III of these By-laws shall apply to committees of the Board and action by such committees, mutatis mutandis.
Section 54.Loans or Guaranties to Officers. The Board of Directors alone may approve, without counting the vote of any interested director or directors, loans to or guaranties of the obligations of officers of the Corporation, whether or not the officers are directors of the Corporation, or any employee benefit plan authorizing such loans or guaranties to officers, if the Board of Directors determines that such loan or guaranty or plan may reasonably be expected to benefit the Corporation and if, on the date of approval, the Corporation has outstanding shares held on record by 100 or more persons.